Phunware Announces Closing of $2.8 Million Public Offering
Phunware, Inc. (Nasdaq: PHUN, “Phunware”), the pioneer of patented Location Based SaaS solutions and other products that offer the only fully integrated enterprise cloud platform for mobile that enables brands to engage, manage and monetize anyone anywhere, today announced that it closed its previously announced public offering of approximately 46.7 million shares of common stock (or pre-funded warrants in lieu thereof) at a price of $0.06 per share. All of the shares of common stock (and pre-funded warrants in lieu thereof) were offered by Phunware pursuant to an effective shelf registration statement on Form S-3 (File No. 333-262461) (the “Registration Statement”).
Roth Capital Partners served as sole placement agent for the offering on a reasonable best-efforts basis.
The gross proceeds from the offering, before deducting the placement agent's fees and other offering expenses payable by Phunware, were approximately $2.8 million. Phunware intends to use the net proceeds from the sale of shares of common stock (or pre-funded warrants in lieu thereof) for working capital and other general corporate purposes, including expansion of its product initiatives, such as monetizing its patent portfolio, PhunCoin and PhunToken. Phunware may also fund strategic opportunities that may present themselves from time to time but does not have any pending opportunities at this time.
The Registration Statement relating to, among other things, the shares of common stock, the pre-funded warrants and the shares of common stock underlying the pre-funded warrants issued in the proposed offering was filed with the Securities and Exchange Commission (the “SEC”) on February 1, 2022, and declared effective by the SEC on February 9, 2022. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. A preliminary prospectus supplement and a final prospectus supplement have been filed with the SEC. Copies of the preliminary and final prospectus supplement and accompanying base prospectus may be obtained from Roth Capital Partners, LLC, 888 San Clemente, Suite 400, Newport Beach, CA 92660, (800) 678-9147 or by accessing the SEC's website, www.sec.gov.
About Phunware
Phunware’s mission is to achieve unparalleled connectivity and monetization through widespread adoption of Phunware technologies, by leveraging brands, mobile consumers, partners and digital asset holders and market participants. With the activation of Phunware 3.0, Phunware is poised to expand its software products and services audience and verticals, utilize and monetize its patents and other intellectual property rights and interests, and update and reintroduce its digital asset ecosystem for existing holders and new market participants.
Safe Harbor / Forward-Looking Statements
This press release includes forward-looking statements. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations and financial position, business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “expose,” “intend,” “may,” “might,” “opportunity,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions that convey uncertainty of future events or outcomes are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. For example, Phunware is using forward-looking statements when it discusses its intended use of proceeds from such offering.
The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments and their potential effects on us. Future developments affecting us may not be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) and other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in our filings with the SEC, including our reports on Forms 10-K, 10-Q, 8-K and other filings that we make with the SEC from time to time. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. These risks and others described under “Risk Factors” in our SEC filings may not be exhaustive.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and developments in the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this press release. In addition, even if our results or operations, financial condition and liquidity, and developments in the industry in which we operate are consistent with the forward-looking statements contained in this press release, those results or developments may not be indicative of results or developments in subsequent periods.
Phunware PR & Media Inquiries:
Email: PRESS@phunware.com
Phone: (512) 693-4199
Phunware Investor Relations:
Matt Glover and John Yi, Gateway Group, Inc.
Email: PHUN@gateway-grp.com